UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

IMMIX BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

IMMIX BIOPHARMA, INC.

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2022

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Immix Biopharma, Inc. (the “Company,” “we,” “us,” or “our”) to consider and act upon the following matters:

1	To elect seven (7) members to our Board of Directors;

2	To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Company’s Board of Directors has fixed the close of business on April 15, 2022 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 8:30 a.m. PDT. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting, If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 8, 2022 at 9:00 a.m. PDT at the Company’s office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064.

The proxy statement and annual report to stockholders are available at www.pstvote.com/immix2022.

By the Order of the Board of Directors

/s/ Ilya Rachman
Ilya Rachman
Chairman of the Board of Directors and Chief Executive Officer

Dated: April 25, 2022

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if your desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

IMMIX BIOPHARMA, INC.

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

PROXY STATEMENT FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2022

The Board of Directors (the “Board” or “Board of Directors”) of Immix Biopharma, Inc. (“Immix” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064, on June 8, 2022, at 9:00 a.m. PDT, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 29, 2022 to our beneficial owners and stockholders of record who owned our common stock at the close of business on April 15, 2022. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes its election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 8, 2022, at 9:00 a.m. PDT at the Company’s office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064. Information on how to vote in person at the Annual Meeting is discussed below.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date (as defined herein).

Who is Entitled to Vote?

The Board has fixed the close of business on April 15, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 13,885,004 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are two matters scheduled for a vote:

1.	To elect seven (7) members to our Board of Directors; and

2.	To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your proxy card.

2.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus, 6,942,503 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the election of each of the seven (7) members to our Board of Directors; and

2.	“FOR” the ratification of the appointment of KMJ Corbin & Company LLP, as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. However, our Amended and Restated Bylaws (“Bylaws”) provide that an action of our stockholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereat vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the seven (7) members to our Board of Directors	Plurality of the votes cast (the seven (7) directors receiving the most “FOR” votes)

Ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022	A majority of the votes entitled to vote thereon and present at the Annual Meeting

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Immix, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2023 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) must be submitted in writing to our Secretary at Immix Biopharma, Inc., 1400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064, and received no earlier than February 9, 2023 and no later than March 11, 2023 to be includable in our proxy statement and related proxy for the 2023 Annual Meeting. However, if the date of the 2023 Annual Meeting is convened more than 30 days before, or delayed by more than 60 days after, June 8, 2023, to be considered for inclusion in proxy materials for our 2023 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at Immix Biopharma, Inc., 1400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064 and received no earlier than the Close of Business (as defined in the Bylaws) on the 120th day prior to such annual meeting and no later than the Close of Business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined in the Bylaws) of the date of such meeting is first made by the Company. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the seven (7) director nominees set forth herein. Members of the Board and executive officers of Immix do not have any interest in Proposal 2, the ratification of the appointment of the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Board Composition and Leadership Structure

Our board is comprised of seven directors of which four are independent. The Chief Executive Officer, Ilya Rachman, also serves as Chairman of the Board. Due to the size of our Company, we believe that this board size and structure are appropriate. We believe that the fact that four of the seven members of the Board are independent reinforces the independence of the Board in its oversight of our business and affairs, and provides for objective evaluation and oversight of management’s performance, as well as management accountability. Furthermore, the Board believes that Mr. Rachman is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In addition, the Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Rachman is best positioned to chair Board meetings and ensure that key business issues and risks are brought to the attention of our Board. We therefore believe that the creation of a lead independent director position is not necessary at this time.

Board’s Role in Risk Oversight

The Company’s Board is committed to a corporate culture that aligns day-to-day decision making with risk awareness and helps assure that the Company’s long-term strategic initiatives are consistent with its risk appetite. The Board of Directors has determined that overall responsibility for overseeing enterprise risk management at the Company rests with the full Board of Directors as opposed to any specific board-level committee. The Board recognizes the importance of identifying, assessing and monitoring risks that may have a material adverse effect on the Company, including operational, financial, and strategic risks. In fulfilling its risk oversight function, the Board has delegated certain oversight responsibilities to its three standing committees—Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures and legal and regulatory compliance. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on The Nasdaq Capital Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, Compensation Committee and Nominating and Corporate Governance Committee must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Magda Marquet, Helen C. Adams, Carey Ng, and Jane Buchan, representing four of our seven incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committee of our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on our website at www.immixbio.com. In addition from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Audit Committee

Our Audit Committee is responsible for, among other things:

●	approving and retaining the independent auditors to conduct the annual audit of our financial statements;

●	reviewing the proposed scope and results of the audit;

●	reviewing and pre-approving audit and non-audit fees and services;

●	reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;

●	reviewing and approving transactions between us and our directors, officers and affiliates;

●	establishing procedures for complaints received by us regarding accounting matters;

●	overseeing internal audit functions, if any; and

●	preparing the report of the audit committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Audit Committee consists of Helen C. Adams, Jane Buchan and Carey Ng, with Helen C. Adams serving as chair. Our Board of Directors has determined that Helen C. Adams, Jane Buchan and Carey Ng each meet the definition of “independent director” under Nasdaq rules, and that they meet the independence standards under Rule 10A-3 of the Exchange Act. Each member of our Audit Committee meets the financial literacy requirements of Nasdaq. In addition, our Board of Directors has determined that Helen C. Adams qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

●	reviewing and recommending the compensation arrangements for management, including the compensation for our Chief Executive Officer;

●	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administering our stock incentive plans; and

●	preparing the report of the compensation committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Compensation Committee consists of Magda Marquet and Jane Buchan, with Magda Marquet serving as chair. Our Board of Directors has determined that Jane Buchan and Magda Marquet are independent directors under Nasdaq rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance committee is responsible for, among other things:

●	identifying and nominating members of the Board of Directors;

●	developing and recommending to the Board of Directors a set of corporate governance principles applicable to our Company; and

●	overseeing the evaluation of our Board of Directors.

Our Nominating and Corporate Governance Committee consists of Jane Buchan, Magda Marquet and Jason Hsu, with Jane Buchan serving as chair. Our Board of Directors has determined that Jane Buchan and Magda Marquet are independent directors under Nasdaq rules. We intend to rely on the phase-in provisions of the Nasdaq rules, and we plan to have a n Nominating and Corporate Governance Committee comprised entirely of independent directors within one year after our listing date.

Scientific Advisory Board

Larry Norton, MD, is the Chair of our Scientific Advisory Board. Dr. Norton is Senior Vice President, Office of the President; Medical Director, Evelyn H. Lauder Breast Center, Memorial Sloan Kettering Cancer Center, and Professor of Medicine, Weill-Cornell Medical College. He is a founder and Scientific Director of the Breast Cancer Research Foundation. Dr. Norton is the founding incumbent of the Norna S. Sarofim Chair of Clinical Oncology at MSKCC and a Professor of Medicine in the Weill Cornell Medical College. He was a U.S. Presidential appointee to the National Cancer Advisory Board (the board of directors of the National Cancer Institute (“NCI”)) serving as Chair of the Budget Sub-Committee. A former Director of the American Society of Clinical Oncology, he served as President of ASCO and subsequently Chair of the ASCO Foundation, now the Conquer Cancer Foundation. He has been Vice-Chair of the Lymphoma Committee and a long-serving Chair of the Breast Committee of the Cancer and Leukemia Group B (now the Alliance for Clinical Trials in Oncology). He has served on or chaired numerous committees of the National Cancer Institute, National Institutes of Health, and the Institute of Medicine of the National Academy of Sciences. He is an editorial board member or reviewer for numerous medical journals and on the advisory boards of many advocacy and medical institutions including the Cold Spring Harbor Laboratory Cancer Center and several Specialized Programs of Research Excellence. Dr. Norton’s personal research has focused on the use of medicines to treat cancer, particularly the application of mathematical methods to optimizing dose and schedule. He has been involved in the development of several effective agents including paclitaxel and trastuzumab. He co-invented the Norton-Simon Model of cancer growth which has broadly influenced cancer therapy, and more recently the self-seeding concept of cancer metastasis and growth. He is the Principal Investigator of an NCI Program Project Grant in Models of Human Breast Cancer and an author of more than 350 published articles and many book chapters. He received his AB with Highest Distinction from the University of Rochester and his MD from the College of Physicians and Surgeons of Columbia University. He trained in medicine and medical research at the Albert Einstein College of Medicine and the NCI.

Sant Chawla, MD, is a member of our Scientific Advisory Board. Dr. Chawla holds medical licensures in both Texas and California, and he is board certified in Internal Medicine and Medical Oncology. He is a pioneering physician whose work in sarcoma oncology has brought him several accolades and recognition as one of the world’s leading authorities in medical treatment and clinical research for bone and soft-tissue sarcomas and sarcoma therapy. Dr. Chawla heads the Sarcoma Oncology Center in Santa Monica, CA. Dr. Chawla serves on the clinical faculty of numerous prestigious cancer centers, including UCLA, University of Southern California, John Wayne Cancer Institute at St. John’s Hospital. In addition, he has been an adjunct associate professor at Stanford University, is an adjunct associate professor at the University of Texas, M.D. Anderson Cancer Center; and is a medical oncologist at Cedars Sinai Comprehensive Cancer Center. Over his 30 years of medical and clinical research experience, Dr. Chawla’s research has been a foundation for further breakthroughs in cancer treatment. Dr. Chawla received his medical degree and completed his residency training in internal medicine at the All India Institute of Medical Sciences in New Delhi.

Razelle Kurzrock, MD, is a member of our Scientific Advisory Board. Dr. Kurzrock joined University of California San Diego Moores Cancer Center in November 2012 as Senior Deputy Center Director for Clinical Science. She is also the Murray Professor of Medicine, Director of the Clinical Trials Office and, on July 1, 2014, became the Chief of the Division of Hematology-Oncology Division (in the University of San Diego School of Medicine). Dr. Kurzrock’s charge includes growing and innovating the clinical trials program, and heading the newly established Center for Personalized Cancer Therapy and the University of California San Diego Moores Cancer Center Clinical Trials Office. Dr. Kurzrock is best known for successfully creating and chairing the largest Phase I clinical trials department in the world while at the University of Texas M.D. Anderson Cancer Center. Dr. Kurzrock’s unique approach emphasizes using cutting-edge molecular profiling technologies to match patients with novel targeted therapies, reflecting a personalized strategy to optimize cancer treatment. Dr. Kurzrock has served as the principal investigator on more than 90 clinical trials, and overseen over 300 trials, mainly using novel targeted molecules, several of which have gone on to U.S. Food and Drug Administration (“FDA”) approval. She has published over 500 peer-reviewed articles in a variety of elite medical journals. In addition, she is Chair of the Southwest Oncology Group Early Therapeutics Committee and on their Board of Governors and also serves on the board of directors for the National Comprehensive Cancer Network (“NCCN”) and for WIN (World-Wide Innovative Network for Personalized Cancer Therapy). She Chairs the Molecular Diagnostic Clinical Trials committee for the American Association of Cancer Institutes, as well as the Clinical Investigator Committee for NCCN, and the Clinical Trials Committee for WIN. Dr Kurzrock has been the principal investigator of numerous grants and funding awards totaling over $50 million. Dr. Kurzrock received her MD from the University of Toronto.

Galit Lahav, PhD, is a member of our Scientific Advisory Board. Dr. Lahav is the Novartis Professor of Systems Biology and Department Chair, Systems Biology at Harvard Medical School. Dr. Lahav leads a department at Harvard that uses the power of systems thinking, across macro and micro scales, to unlock new insights into health and disease. Dr. Lahav’s goal is to determine why human cancer cells often show different responses to the same treatment, and to identify new therapies that will increase the efficacy of anti-cancer drugs. Dr. Lahav’s research program works across traditional disciplinary boundaries. Dr. Lahav’s lab has pioneered computational and quantitative experimental approaches to studying the fate and behavior of human cells in disease and health at the single-cell level. Dr. Lahav’s work has yielded critical insights into the function and behavior of tumor-suppressing mechanisms and their role in cellular destiny. Dr. Lahav has been recognized through several awards and honors including the Smith Family Award, Vilcek Prize for Creative Promise, and Excellence in Teaching and Mentoring awards. Dr. Lahav has established and organized leadership and management workshops for postdocs and faculty, as well as developed programs for advancing women in science. Dr. Lahav received her PhD in 2001 from the Technion, Israel Institute of Technology. In 2003, she completed her postdoctoral fellowship at the Weizmann Institute of Science in Israel. She then spent a year at Harvard’s Bauer Center for Genomics Research, and in 2004 joined the Department of Systems Biology at Harvard Medical School. In 2018, Dr. Lahav became the Chair of the Department of Systems Biology.

Gary Schiller, MD, is a member of our Scientific Advisory Board. Dr. Schiller is a well-published clinical investigator in acute and chronic leukemias, multiple myeloma, and other hematologic malignancies, as well as in stem cell and bone marrow transplantation. He lectures extensively, and has also written for the popular press. He is Immediate-Past Chairman of the Los Angeles Museum of the Holocaust. His research projects include clinical studies of new drugs, therapies, and bone marrow/stem cell transplantation for patients with malignancies of the blood or bone marrow such as leukemia, multiple myeloma, and lymphoma. He has carried out studies of stem cell transplantation following high-dose chemotherapy and radiation for acute myelogenous leukemia, one of the most common types of leukemia in adults. He has ongoing studies using new drugs and therapeutics for acute and chronic lymphocytic leukemia, acute and chronic myelogenous leukemia, and multiple myeloma. He also has studies going on in certain kinds of non-Hodgkin’s lymphoma and Sickle Cell Anemia. Dr. Schiller received his MD from the University of Southern California School of Medicine.

George W. Sledge, Jr. MD, is a member of our Scientific Advisory Board. Dr. Sledge is Professor and former Chief of Medical Oncology at Stanford University Medical Center. Dr. Sledge served as a Ballve-Lantero Professor of Oncology of Medicine and Pathology of Indiana University School of Medicine. He served as Co-Director of the breast cancer program at the Indiana University Cancer Center, where he was a Professor of Medicine and Pathology at the Indiana University Simon Cancer Center. Dr. Sledge specializes in the study and treatment of breast cancer and directed the first large, nationwide study on the use of paclitaxel to treat advanced breast cancer. His recent research focuses on novel biologic treatments for breast cancer. He served as a Professor of Indiana University Cancer Center Breast Cancer Program. He has also served as the President of the American Society of Clinical Oncology (ASCO), as a member of the Department of Defense Breast Cancer Research Program’s Integration Panel, as a member of the FDA’s Oncology Drug Advisory Committee, and as a member of the External Advisory Committee for The Cancer Genome Atlas project. Dr. Sledge was awarded the Hope Funds for Cancer Research 2013 Award of ‘Excellence for Medicine’. He holds a B.A. from the University of Wisconsin and an M.D. from Tulane University.

Our arrangements with these individuals do not entitle us to any of their existing or future intellectual property derived from their independent research or research with other third parties.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is filed as an exhibit to our Annual Report on Form 10-K and is posted on our website, www.immixbio.com. We intend to post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.

Anti-hedging

As part of our Insider Trading Policy, all of our officers, directors, employees and consultants and family members or others sharing a household with any of the foregoing or that may have access to material non-public information regarding our Company are prohibited from engaging in short sales of our securities, any hedging or monetization transactions involving our securities and in transactions involving puts, calls or other derivative securities based on our securities. Our Insider Trading Policy further prohibits such persons from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan unless pre-cleared by our Insider Trading Compliance Officer. As of December 31, 2021, none of our directors or executive officers had pledged any shares of our common stock.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During the 2021 fiscal year, the Board of Directors held one meeting. As a result of the formation of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee upon the consummation of our initial public offering on December 22, 2021, such committees did not hold any meetings during the 2021 fiscal year. During the 2021 fiscal year, Jason Hsu attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Immix Biopharma, Inc.

c/o Secretary

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

Our Board of Directors is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

Our Board of Directors encourages selection of directors who will contribute to the Company’s overall corporate goals. Individual directors may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to the Board of Directors, ability to contribute to the Board of Directors’ overall effectiveness, and the needs of the Board of Directors and its committees. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Board of Directors considers these factors in the light of the specific needs of the Board of Directors at that time.

A director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. There are no limits term that may be served by a director; however, in connection with evaluating recommendations for nomination for reelection, the Board of Directors considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven (7) directors to hold office until the 2023 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the seven (7) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of April 15, 2022.

Name	Age	Position
Ilya Rachman, MD, PhD, MBA	50	Chief Executive Officer and Chairman
Gabriel Morris, BA	36	Chief Financial Officer and Director
Jason Hsu, PhD, MS	48	Director
Magda Marquet, PhD	63	Director
Helen C. Adams, CPA	63	Director
Carey Ng, PhD, MBA	43	Director
Jane Buchan, PhD	58	Director

The business background and certain other information about our directors is set forth below.

Ilya Rachman, MD, PhD, Chief Executive Officer, Chairman

Ilya Rachman is the founder, Chairman and Chief Executive Officer of Immix Biopharma, Inc. and has served in those positions since inception in 2012. Dr. Rachman is a pioneering physician/scientist, cell biologist, and among the first to functionalize anti-NFkB therapeutics in research and practice. Dr. Rachman founded ImmixBio with the goal of applying academic research and discoveries initially in oncology to benefit cancer patients and is named as an inventor on a number of ImmixBio patents. Prior to ImmixBio, Dr. Rachman founded a clinical research organization that conducted clinical trials of various large pharmaceutical companies drugs through Phase 3 and 4 clinical trials. Dr. Rachman was also a physician/scientist at Cedars-Sinai Medical Center and UCLA Health. Dr. Rachman received his joint MD/PhD degree from the University of Illinois Chicago, conducting original research in neuroendocrinology, received his EMBA from the University of California at Los Angeles, and received his B.S. from the University of Iowa. Dr. Rachman trained in medicine and medical research at UCLA Health. We believe Dr. Rachman is qualified to serve as a member of our Board of Directors because of his leadership skills, scientific background and experience as a clinician and in experimental oncology.

Gabriel Morris, BA, Chief Financial Officer, Director

Gabriel Morris has served as Chief Financial Officer and a Director of Immix Biopharma, Inc. since March 2021. Mr. Morris has been Managing Partner of Alwaysraise LLC, a life sciences advisory and investment firm based in San Francisco, California, since its founding in 2020. Prior, Mr. Morris was the interim Chief Financial Officer of Zap Surgical Systems, a brain radiosurgery company, from 2019 to 2020, where he completed an $81 million growth equity financing round. Prior to 2019, Mr. Morris led cross-border mergers and acquisitions transactions at Goldman Sachs & Co. and other global investment banks for more than a decade from 2008 to 2018, where he participated in greater than $50 billion in completed transactions. In addition, Mr. Morris has co-founded two companies, one which continues to operate independently and one that was acquired by a Nasdaq listed company. Mr. Morris received his B.A. in economics from the Columbia University in the City of New York, where he attended the Icahn School of Medicine at Mount Sinai Humanities and Medicine program as an undergraduate and published experimental research in peer-reviewed scientific journals. We believe Mr. Morris is qualified to serve as a member of our Board of Directors because of his extensive experience in the areas of strategic transactions, investment, financial structuring and operations.

Jason Hsu, PhD, MS, Director

Jason Hsu has been a member of the Board of Directors of Immix Biopharma, Inc. since 2013. Mr. Hsu is also the founder, chairman and Chief Executive Officer of Rayliant Global Advisors, an asset manager focused on generating alpha from investing in China and other inefficient emerging markets, which has a total of $27 billion of investment assets using its strategies across equity, fixed income and alternatives, where he has served since 2016. Mr. Hsu has also served as an adjunct professor of finance at the University of California at Los Angeles (“UCLA”) since 2008 and is on the Board of Advisors for UCLA Anderson School of Management (“UCLA Anderson”). Prior to founding Rayliant, Mr. Hsu co-founded and served as the Chief Investment Officer of Research Affiliates, a quantitative fund manager with over $200 billion under management, from 2002 to 2015. Mr. Hsu has received 3 JPM Fabozzi-Bernstein Outstanding Research Awards, 3 CFA Institute Graham and Dodd awards, 3 William Sharpe Best Research awards, 2010 Rising Star of Hedge Fund and 2009 Outstanding Service Award (UCLA Anderson). In addition, he has written more than 40 journal publications and more than 11 books and book chapters on investing. He has also held visiting positions at UC Irvine, National Taiwan Chengchi University, Kyoto University and Tsinghua University. Mr. Hsu received his BS (summa cum laude) from the California Institute of Technology, was awarded a MS in finance from Stanford University, and earned his PhD in finance from UCLA. We believe Mr. Hsu is qualified to serve as a member of our Board of Directors because of his extensive expertise in financial transactions, investment strategies, and business operations.

Magda Marquet, PhD, Director

Magda Marquet has been a member of our Board of Directors since June 2021. Dr. Marquet is also a member of the board of directors of AnaptysBio, Inc. (Nasdaq: ANAB), Arcturus Therapeutics (Nasdaq: ARCT) and Transcode Therapeutics (Nasdaq: RNAZ). Dr. Marquet also served on the board of Pfenex Inc. (Nasdaq: PFNX) from 2019 until its acquisition by Ligand Pharmaceuticals in 2020. She was the co-CEO of Althea Technologies from 2000 to 2008 and served as co-chairman of the board from 2008 until 2013. She is currently the co-CEO of Alma Life Sciences LLC, an investment and consulting firm, since 2013 and currently serves on several private company boards. Dr. Marquet has built, led and commercialized multiple life science companies. She also has been a co-founder of AltheaDx (acquired by Castle Biosciences, Inc. (Nasdaq: CSTL)), a commercial stage, precision medicine company with the world’s leading pharmacogenomics test for anxiety and depression, since 2009. Dr. Marquet guided Althea Technologies to acquisition by Ajinomoto, a global Japanese company and leader in amino acid technology. Prior to starting Althea Technologies, Dr. Marquet held several positions in pharmaceutical development in companies such as Vical and Amylin Pharmaceuticals. Dr. Marquet holds a Ph.D in biochemical engineering from INSA/University of Toulouse, France. She has received numerous prestigious awards throughout her career including the 2005 Regional Ernst & Young Entrepreneur of the Year award in the Life Sciences category, the Athena Pinnacle award, the Director of the Year award (Corporate Governance) from the Corporate Directors Forum and has been inducted into the CONNECT Entrepreneur Hall of Fame. We believe Dr. Marquet is qualified to serve as a member of our Board of Directors because of her experience as a biopharmaceutical founder with multiple successful exits.

Helen C. Adams, CPA, Director

Helen C. Adams has been a member of our Board of Directors since June 2021. Ms. Adams is also a member of the board of directors of Prometheus Biosciences, Inc (Nasdaq: RXDX) and chair of its audit committee. Ms. Adams was the San Diego Area Managing Partner for Haskell & White LLP, a regional certified public accounting firm from 2013 to 2018 and has been a partner emeritus to-date. Ms. Adams is also a partner emeritus at Deloitte & Touche LLP, having worked for the firm from 1982 to 2009, most recently as a Partner in the Life Sciences and Technology Group. From 2010 to 2013, Ms. Adams was a member of the board of directors of Genasys Inc. (formerly known as LRAD Corporation), serving as the audit committee chair and member of the compensation committee. In addition to her public company board service, Ms. Adams has served on the boards of directors of several organizations, including Athena San Diego, the Athena Foundation, Make A Wish San Diego and the California State University at San Marcos Foundation. Ms. Adams received her BS from San Diego State University and completed an executive management program at Columbia Business School. We believe Ms. Adams is qualified to serve as a member of our Board of Directors because of her multi-decade, extensive experience in public accounting and the life sciences industry.

Carey Ng, PhD, MBA, Director

Carey Ng has been a member of our Board of Directors since November 2019. Dr. Ng is also currently a Managing Director of Mesa Verde Venture Partners and Member of the Investment Committee, where he has worked since 2008. Dr. Ng has over fifteen years investment and operating experience in the biomedical industry, ranging from biotech startups to large biopharmaceutical companies. Dr. Ng serves on the board of a number of Mesa Verde portfolio companies including Elysium Therapeutics, Satiogen Pharmaceuticals (spinout acquired by Shire), Biscayne Neurotherapeutics (acquired by Supernus), and Paradigm (acquired by Exact Sciences). His board observer roles include Matrisys Bioscience, Immusoft, Alastin Skincare (acquired by Galderma S.A.), Retrosense Therapeutics (acquired by Allergan), and Oncternal Therapeutics (ONCT). Prior to Mesa Verde, he worked with a number of biomedical startups and was also in business development at Abbott. Dr. Ng has a Ph.D. from UCLA and a MBA from University of California San Diego. We believe Dr. Ng is qualified to serve as a member of our Board of Directors because he has over ten years of investment and operating experience in the biomedical industry, ranging from biotech startups to large biopharmaceutical companies.

Jane Buchan, PhD, Director

Jane Buchan has been a member of our Board of Directors since June 2021. Dr. Buchan is also a member of the board of directors of Globe Life Inc (NYSE:GL) and AGF Management Ltd. (TSX:AGF.B; OTC Pink: AGFMF). Dr. Buchan is Chief Executive Officer of Martlet Asset Management, a private investment office established in 2018. Prior to founding Martlet, Dr. Buchan was Chief Executive Officer of PAAMCO, a fund of hedge funds, which she helped found in 2000, and Co-CEO of the holding company, PAAMCO Prisma Holdings. Under her leadership, the firm grew to $32 billion in assets under management. Dr. Buchan began her career at J.P. Morgan Investment Management in the Capital Markets Group. She has been an Assistant Professor of Finance at the Amos Tuck School of Business at Dartmouth. She recently served as chairwoman of the board for the Chartered Alternative Investment Analyst Association (CAIA) and is a member of the Advisory Board for the Master of Financial Engineering Program at UCLA Anderson School of Management. She is a Trustee of Reed College, Portland, Oregon and University of California Irvine Foundation. Dr. Buchan has been actively involved in initiatives to advance the careers of women in finance and is a founding Angel for 100 Women in Finance. has also been recognized with numerous industry honors and awards. She earned a BA in Economics from Yale University and holds both a PhD and an MA in Business Economics (Finance) from Harvard University. We believe Dr. Buchan is qualified to serve as a member of our Board of Directors because of her extensive investment and finance experience.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages as of April 15, 2022, except for Mr. Rachman and Mr. Morris, whose biographies are included under the heading “Proposal 1: Election of Directors” set forth above:

Name	Age	Position(s)
Ilya Rachman, MD, PhD, MBA	50	Chief Executive Officer and Chairman
Gabriel Morris, BA	36	Chief Financial Officer and Director
Graham Ross, MBChB, FFPM	62	Acting Chief Medical Officer and Head of Clinical Development
Vladimir Torchilin, Ph.D, D.Sc., MSE	75	Scientific Co-Founder
Nandan Oza, BS	60	Head of Chemistry, Manufacturing, and Control

Graham Ross, MBChB, FFPM, Chief Medical Officer and Head of Clinical Development

Graham Ross has served as the Acting Chief Medical Officer and Head of Clinical Development of Immix Biopharma, Inc. since June 2021. Dr. Ross is an experienced pharmaceutical physician executive with a successful track record of development and post-marketing activities of a number of cancer therapeutics (including topoisomerase inhibitors and therapeutic antibodies, such as immune checkpoint inhibitors and next generation immunotherapeutics) as well as support medications (particularly anti-emetics). Since 2017, he has owned an oncology consulting company. Prior to ImmixBio, Dr. Ross was a Senior Medical Science Director at AstraZeneca from 2015 to 2017, and prior to that, he was a Global Clinical Science Leader at Roche Pharmaceuticals from 2006 to 2015, where he was responsible for the clinical development and registration of pertuzumab in breast cancer indications (marketed as PERJETA® by Roche). Prior to Roche, Dr. Ross was Director of Clinical Development at GlaxoSmithKline from 1995 to 2006. After receiving his MBChB degree in medicine, Dr. Ross trained in oncology in Durban, South Africa and specialized a second time as a pharmaceutical physician in the United Kingdom.

Vladimir Torchilin, Ph.D, D.Sc., MSE, Scientific Co-founder

Vladimir P. Torchilin, Ph.D., D.Sc. has served as the Scientific Co-founder of Immix Biopharma Inc. since inception in 2012. Dr. Torchilin is also a University Distinguished Professor of Pharmaceutical Sciences and Director, Center for Pharmaceutical Biotechnology and Nanomedicine, Northeastern University, Boston, where he has worked since 1998. Prior to Northeastern University, Dr. Torchilin was Head of Chemistry Program, Center for Imaging and Pharmaceutical Research at Massachusetts General Hospital and Associate Professor of Radiology at Harvard Medical School from 1993 to 1997. Dr. Torchilin has published more than 400 original papers, more than 150 reviews and book chapters, wrote and edited 12 books, and holds more than 40 patents. Dr. Torchilin is the Editor-in-Chief of Current Drug Discovery Technologies, Drug Delivery, and OpenNano, the Co-Editor of Current Pharmaceutical Biotechnology and on the Editorial Boards of many other journals. Dr. Torchilin received more than $30 million from the governmental and industrial sources in research funding. Dr. Torchilin has multiple honors and awards, and in 2011, Times Higher Education ranked him number 2 among top world scientists in pharmacology for the period of 2000-2010. Dr. Torchilin received his Ph.D. and D.Sc. in polymer chemistry, and MS in chemistry from Moscow State University.

Nandan Oza, BS, Head of Chemistry, Manufacturing, and Control

Nandan Oza has served as the Head of Chemistry, Manufacturing, and Control at Immix Biopharma, Inc. since May 2017. Mr. Oza is a pharmaceutical executive with extensive CMC experience in organizations ranging from start-ups to large pharmaceutical companies. Mr. Oza has expertise in product development, manufacturing and supply chain operations and regulatory affairs. Mr. Oza is accomplished at moving products expeditiously from mid and late stage development through NDA filing, approval and commercialization. Prior to ImmixBio, Mr. Oza was VP - Manufacturing and Supply Chain Operations for Jazz Pharmaceuticals, Zosano Pharma, Talon Therapeutics, Connetics Pharmaceuticals, and ALZA Corp from 1998 to 2015. Mr. Oza received his BS in mechanical engineering from the University of Houston and MBA from National University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2021 and 2020. We did not award any cash or non-cash compensation to our principal executive officer or principal financial officer, who we also refer to as our “named executive officers” for the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Total ($)
Ilya Rachman,	2021	193,315	203,416	396,731
Chief Executive Officer	2020	-	-	-

Gabriel Morris,	2021	100,000	362,091	462,091
Chief Financial Officer	2020	-	-	-

(1)	Represents the grant date fair value of the option awards during the year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation.

Outstanding Equity Awards at December 31, 2021

The following table provides information regarding option awards held by each of our named executive officers that were outstanding as of December 31, 2021. There were no stock awards or other equity awards outstanding as of December 31, 2021.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ilya Rachman Chief Executive Officer	33,750	(1)	236,250	$1.86	June 18, 2031

Gabriel Morris, Chief Financial Officer	96,188	(2)	160,312	$0.80	March 12, 2031

	26,250	(3)	183,750	$1.86	June 18, 2031

(1)	The options vest in 48 monthly installments with the first installment vesting on July 18, 2021.

(2)

The options vest in 24 monthly installments with the first installment vesting on April 18, 2021. Notwithstanding the foregoing, in the event of the termination of the Management Services Agreement by and between the Company and Alwaysraise LLC dated March 18, 2021 (as amended, the “Alwaysraise Agreement”), one-half of the options shall become fully vested. In the event that fewer than one-half of the options are available to be vested, the remaining portion of the options subject to vesting shall become fully vested.

(3)

The options vest in 48 monthly installments with the first installment vesting on July 18, 2021. Notwithstanding the foregoing, in the event of the termination of the Alwaysraise Agreement, one-half of the options shall become fully vested. In the event that fewer than one-half of the options are available to be vested, the remaining portion of the options subject to vesting shall become fully vested.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board and received compensation for such service during the fiscal year ended December 31, 2021. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2021. Directors who are also employees do not receive cash or equity compensation for service on our Board of Directors in addition to compensation payable for their service as employees of the Company.

Name	Stock awards ($)	All other compensation ($)(4)	Total ($)
Magda Marquet(1)	45,204	-	45,204
Helen C. Adams(2)	28,252	13,425	41,677
Jane Buchan(3)	22,606	12,603	35,209
Jason Hsu	-	-	-
Carey Ng	-	-	-

(1)	On June 18, 2021, we authorized the issuance of 60,000 shares of common stock to Dr. Marquet. The shares vest in 48 equal monthly installments. Of such shares, 7,500 shares of common stock vested as of December 31, 2021.

(2)	On June 18, 2021, we authorized the issuance of 37,500 shares of its common stock to Ms. Adams. The shares vest in 48 equal monthly installments. Of such shares, 4,688 shares of common stock vested as of December 31, 2021.

(3)	On June 18, 2021, we authorized the issuance of 30,000 shares of its common stock to Dr. Buchan. The shares vest in 48 equal monthly installments. Of such shares, 3,750 shares of common stock vested as of December 31, 2021.

(4)	Cash compensation during 2021.

Employment Agreements

On June 18, 2021, we entered into an Employment Agreement with Ilya Rachman (the “Rachman Employment Agreement”), effective for a three-year term. Pursuant to the Rachman Employment Agreement, the Company employs Dr. Rachman as Chief Executive Officer and Dr. Rachman is entitled to a base salary of $360,000 annually. Dr. Rachman is also entitled to a performance-based bonus of 100% of the base salary (subject to, and determined by, the Board in its sole discretion) plus additional performance bonuses to be determined by the Board. For the year ended December 31, 2021, Dr. Rachman forewent his entire performance-based bonus and additional bonuses. Unless terminated by us without “cause” or by Dr. Rachman with “good reason” (as such terms are defined in the Rachman Employment Agreement), upon termination, Dr. Rachman will be entitled only to his base salary through the date of termination, valid expense reimbursements and unused vacation pay. If terminated by us without “cause” or by Dr. Rachman with “good reason,” he is entitled to be paid his base salary through the end of the term at the rate of 150%, valid expense reimbursements and accrued but unused vacation pay. Dr. Rachman’s employment agreement contains provisions for the protection of our intellectual property and contains non-compete restrictions in the event of his termination other than us without “cause” or by Dr. Rachman with “good reason” (generally imposing restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from our customers for a period of six months following termination). Pursuant to the Rachman Employment Agreement, Dr. Rachman may serve as a consultant to, or on boards of directors of, or in any other capacity to other companies provided that they will not interfere with the performance of his duties to us.

On March 18, 2021, we entered into the Management Services Agreement with Alwaysraise LLC, of which Gabriel Morris, our Chief Financial Officer and director, is the Managing Partner and sole member, effective for a three-year term, which was amended effective June 18, 2021 (the “Alwaysraise Agreement”). Pursuant to the Alwaysraise Agreement, we employ Mr. Morris as Chief Financial Officer and Mr. Morris is entitled to a base salary of $240,000 annually beginning in December 2021 ($120,000 annually prior). Mr. Morris is also entitled to a performance-based bonus of 100% of the base salary (subject to, and determined by, the Board in its sole discretion) plus additional performance bonuses to be determined by the Board. For the year ended December 31, 2021, Mr. Morris forewent his entire performance-based bonus and additional bonuses. Unless terminated by us without “cause” or by Alwaysraise LLC (as such terms are defined in the Alwaysraise Agreement), upon termination Mr. Morris will be entitled only to his base salary through the date of termination, valid expense reimbursements and unused vacation pay. If terminated by us without “cause”, he is entitled to be paid his base salary through the end of the term at the rate of 150%, valid expense reimbursements and accrued but unused vacation pay. The Alwaysraise Agreement contains provisions for the protection of our intellectual property and confidential information.

On June 24, 2021, we issued an offer letter to Graham Ross Oncology Consulting Services Ltd., a United Kingdom company, of which Graham Ross, our consulting Acting Chief Medical Officer and Head of Clinical Development is the sole member, regarding Dr. Ross’s provision of consultative services to us (the “Offer Letter”). Pursuant to the Offer Letter (signed by Dr. Ross on June 24, 2021), Dr. Ross is entitled to an hourly rate for his consulting services and an option grant. On June 24, 2021 we also signed a mutual confidentiality and non-disclosure agreement with Graham Ross Oncology Consulting Services Ltd.

On May 16, 2017, we entered into a consulting agreement with Ally CMC Consulting, a California limited liability company, of which Nandan Oza is Principal. Pursuant to the consulting agreement, Mr. Oza is entitled to compensation from time-to-time as stated in statements of work and per monthly invoices containing an itemized description of all expenses, charges, costs, and a description of the Services performed. In 2017, we also signed a mutual confidentiality and non-disclosure agreement with Ally CMC Consulting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2021 and December 31, 2020 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

In March and April 2021, the Company issued a series of unsecured convertible promissory notes in the aggregate principal amount of $260,000 to the Company’s Chief Financial Officer and Alwaysraise LLC, an entity in which the Company’s Chief Financial Officer and director is the Managing Partner and sole member. Of the $260,000 principal amount, the Company received $200,000 in cash proceeds and $60,000 in exchange for services. In connection with the issuance of these notes, the Company issued 156,000 warrants with an exercise price of $0.80 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by:

●	each of our named executive officers;
●	each of our directors;
●	all of our current directors and named executive officers as a group; and
●	each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Record Date, pursuant to the exercise of options or warrants, vesting of common stock or conversion of preferred stock or convertible debt, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 13,885,004 shares of common stock issued and outstanding as of the Record Date.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage
Directors and Named Executive Officers:
Ilya Rachman	970,000	(1)	7.0%
Jason Hsu	4,640,913	(2)	33.4%
Gabriel Morris	691,632	(3)	4.9%
Magda Marquet	15,000	(4)	*
Helen C. Adams	9,375	(5)	*
Jane Buchan	7,500	(6)	*
Carey Ng	1,025,221	(7)	7.4%
All current named executive officers and directors as a group (7 persons)	7,359,641		51.3%
5% or Greater Stockholders:
Sean Senn	900,000		6.5%
Vladimir Torchilin	902,500		6.5%

* Represents beneficial ownership of less than 1%.

(1)

Consists of (i) 902,500 shares of common stock and (ii) 67,500 shares of common stock issuable upon exercise of stock options. Excludes 202,500 shares of common stock issuable upon exercise of stock options that are subject to vesting.

(2)	Consists of (i) 675,000 shares of common stock owned by Jason Hsu, (ii) 3,915,913 shares of common stock owned by VERITAS LIBERABIT VOS, LLC (“VL”) and (iii) 50,000 shares of common stock owned by Signature Collection Properties, LLC (“Signature Collection Properties”). Jason Hsu is the Sole Member of VL and Signature Collection Properties and in such capacity has the right to vote and dispose of the securities held by such entities.

(3)	Consists of (i) 76,116 shares of common stock owned by Gabriel Morris, (ii) 246,703 shares of common stock owned by Alwaysraise LLC (“Alwaysraise”), (iii) 156,000 shares of common stock issuable upon exercise of warrants owned by Alwaysraise and (iv) 212,813 shares of common stock issuable upon exercise of stock options owned by Gabriel Morris. Excludes 253,688 shares of common stock issuable upon exercise of stock options that are subject to vesting. Gabriel Morris is the Managing Partner and sole member of Alwaysraise and in such capacity has the right to vote and dispose of the securities held by such entity.

(4)	Consists of 15,000 shares of common stock issuable upon exercise of stock options. Excludes 45,000 shares of common stock issuable upon exercise of stock options that are subject to vesting.

(5)	Consists of 9,375 shares of common stock issuable upon exercise of stock options. Excludes 28,125 shares of common stock issuable upon exercise of stock options that are subject to vesting.

(6)	Consists of 7,500 shares of common stock issuable upon exercise of stock options. Excludes 22,500 shares of common stock issuable upon exercise of stock options that are subject to vesting.

(7)	Consists of 1,025,221 shares of common stock owned by Mesa Verde Venture Partners III, LP. Carey Ng is the Managing Director of Mesa Verde Venture Partners III, LP and in such capacity has the right to vote and dispose of the securities held by such entity.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the fiscal year ended December 31, 2021, we believe that, except as set forth below, our directors, executive officers, and greater than 10% beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2021.

●	Sean Senn failed to report 1 transaction on time on a Form 3.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2022

The Board has appointed KMJ Corbin & Company LLP (“KMJ”) to serve as our independent registered public accounting firm for the year ending December 31, 2022. KMJ has acted as our principal accountant since 2021 and served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.

A representative of KMJ is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with the Company. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

The aggregate fees billed to us by KMJ, our independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2021	2020
Audit Fees	$118,883	60,171
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	118,883	60,171

Audit Fees: Audit fees consist of fees billed for professional services performed by KMJ for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and the issuance of consents and comfort letters in connection with registration statements, including the filing of our registration statement on Form S-1 for our initial public offering.

Audit-Related Fees: Audit related fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred by the Company in the fiscal years ended December 31, 2021 and 2020.

Tax Fees: Tax fees may consist of fees for professional services, including tax compliance performed by KMJ. There were no such fees incurred by the Company in the fiscal years ended December 31, 2021 and 2020.

All Other Fees: There were no such fees incurred by the Company in the fiscal years ended December 31, 2021 and 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Subsequent to our initial public offering, our Audit Committee pre-approves these services by category and service and has. pre-approved all of the services provided by our independent registered public accounting firm.

Vote Required

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain KMJ.

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of KMJ as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)). The Audit Committee operates under a written charter, which is available on the Company’s website at www.immixbio.com.

The Audit Committee has reviewed and discussed with management and the Company’s auditors, the Company’s audited financial statements as of and for the fiscal year ended December 31, 2021.

The Audit Committee has discussed with KMJ Corbin & Company LLP, the Company’s independent registered public accounting firm, the matters as required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

The Audit Committee has received the written disclosures and the letter from KMJ Corbin & Company LLP required by applicable requirements of the PCAOB regarding KMJ Corbin & Company LLP’s communications with the Audit Committee concerning independence, and has discussed with KMJ Corbin & Company LLP their independence from management and the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Helen C. Adams
Jane Buchan
Carey Ng

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (310) 651-8041, or submit a request in writing to our Secretary, Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports on Form 10-K

Additional copies of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2021 may be obtained without charge by writing to the Secretary, Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064.

By Order of the Board of Directors

/s/ Ilya Rachman
Ilya Rachman
Chairman of the Board of Directors and Chief Executive Officer

April 25, 2022